UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Tidelands Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

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[PRELIMINARY PROXY STATEMENT]

TIDELANDS BANCSHARES, INC.

875 Lowcountry Boulevard

Mt. Pleasant, South Carolina 29464

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 19, 2008

To our shareholders:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Tidelands Bancshares, Inc., which is the holding company for Tidelands Bank.  This letter serves as notice that the Annual Meeting will be held at the Operations Center for Tidelands Bank located at 840 Lowcountry Blvd., Mt. Pleasant, South Carolina 29464 on Monday, May 19, 2008, at 4:00 p.m., for the following purposes:

1.             To elect six members to our board of directors;

2.             To amend the Articles of Incorporation of Tidelands Bancshares, Inc. to phase-out the classified board of directors structure;

3.             To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning our common stock at the close of business on March 21, 2008 are entitled to attend and vote at the meeting.  A complete list of these shareholders will be available at our main office prior to the meeting.  If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

At the meeting, we will report on our performance in 2007 and answer your questions.  We are pleased with our accomplishments in 2007 and look forward to discussing both the past year and our current plans with you.  We hope that you can attend the meeting and look forward to seeing you there.

Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting.  Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By Order of the Board of Directors,

Robert E. Coffee, Jr.
President & Chief Executive Officer

Mt. Pleasant, South Carolina
April	, 2008

[PRELIMINARY PROXY STATEMENT]

TIDELANDS BANCSHARES, INC.

875 Lowcountry Boulevard

Mt. Pleasant, South Carolina 29464

PROXY STATEMENT FOR ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON MAY 19, 2008

Our board of directors is soliciting proxies for the 2008 Annual Meeting of Shareholders.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.  We encourage you to read it carefully.

VOTING INFORMATION

The board set March 21, 2008 as the record date for the meeting.  Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote.  There were 4,277,176 shares of common stock outstanding on the record date.  A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum.  We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name.  If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting.  However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares.  Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

When you sign the proxy card, you appoint Dr. John N. Cagle, III as your representative at the meeting.  Dr. Cagle will vote your proxy as you have instructed him on the proxy card.  If you submit a proxy but do not specify how you would like it to be voted, Dr. Cagle will vote your proxy for the election to the board of directors of all nominees listed below under “Election of Directors” and for the amendment to our Articles of Incorporation to phase-out the classified board of directors structure.  However, if any other matters come before the meeting, Dr. Cagle will vote your proxy on such matters in accordance with his judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting.  You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members.  Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon.  A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.  In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders.  Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so.  We are distributing this proxy statement on or about April [    ], 2008.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting.  The current terms of the Class II directors will expire at the meeting.  The terms of the Class III directors expire at the 2009 Annual Shareholders Meeting.  The terms of the Class I directors will expire at the 2010 Annual Shareholders Meeting.  At each annual meeting, shareholders elect the members of one of the three classes to three-year terms.  However, if Proposal No. 2 is adopted by shareholders, our Articles of Incorporation will be amended to phase-out the classified structure of our board of directors.

Our directors and their classes are:

Class I	Class II	Class III

Alan D. Clemmons	Michael W. Burrell	John N. Cagle, III, DMD
Robert E. “Chip” Coffee, Jr.	Paul J. Kerwin, DVM	Richard L. Granger
Barry I. Kalinsky	Tanya D. Robinson	Morris Kalinsky
Larry W. Tarleton	J. Louis Grant	John T. Parker, Jr.
John W. Gandy		Mary V. Propes

Shareholders will elect four nominees as Class II directors at the meeting to serve a three-year term, expiring at the 2011 Annual Meeting of Shareholders irrespective of whether or not Proposal No. 2 is approved.  In addition, two directors were appointed to our board in 2007, as Class I and Class III directors.  Under South Carolina law, these directors must be elected by our shareholders.  We ask that you re-elect John W. Gandy to a two-year term as a Class I director, and that you re-elect Mary V. Propes to a one-year term as a Class III director.

The directors will be elected by a plurality of the votes cast at the meeting.  This means that the six nominees receiving the highest number of votes will be elected.

The board of directors recommends that you elect Michael W. Burrell, Paul J. Kerwin, DVM, Tanya D. Robinson, and J. Louis Grant as Class II directors. The board of directors also recommends that you elect John W. Gandy as a Class I director and Mary V. Propes as a Class III director.

If you submit a proxy but do not specify how you would like it to be voted, Dr. Cagle will vote your proxy to elect Michael W. Burrell, Paul J. Kerwin, DVM, Tanya D. Robinson, and J. Louis Grant as Class II directors, John W. Gandy as a Class I director, and Mary V. Propes as a Class III director.  If any of these nominees are unable or fail to accept nomination or election (which we do not anticipate), Dr. Cagle will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

Set forth below is certain information about the nominees, each of whom is a director of the bank and has been a director of the company since its formation in 2002, except for John W. Gandy, J. Louis Grant and Mary V. Propes who began to serve as directors of our bank and our company in 2007.

The board unanimously recommends a vote FOR these nominees.

Michael W. Burrell, 57, has been a resident of the Charleston area since 1977.  Mr. Burrell graduated from Georgia State University in 1973 and completed his graduate work and earned his Masters Degree in Education in 1978 and his Educational Specialist degree in 1983 from The Citadel Military College in Charleston, South Carolina.  He has served as an elementary school principal in Summerville since 1980 and before his retirement in 2002 served as the coordinator for federal and state programs on the district level.  He currently serves as a substitute principal for Dorchester School District Two.  Mr. Burrell and his wife started a local pre-school and childcare center, Gazebo School, Inc., which has been in operation since 1977.  They sold the business in 2003 in order to pursue other interests.  His community service in the area began with the formation of the first Boy Scout Troop for the disabled in 1977.  Mr. Burrell is an active member in the Summerville Sertoma Club where he has served as president, treasurer, and on-going board member since 1978.  He is a member of Bethany United Methodist Church where he has taught Sunday school for both children and adults.

Paul J. Kerwin, DVM, 46, has been a resident of Charleston County since 1988.  He graduated Magna Cum Laude from Duke University in 1984 with a B.S. degree in Mechanical Engineering and received his Doctorate of Veterinary Medicine degree from Tufts University in 1988.  Dr. Kerwin has owned and operated a companion animal veterinary hospital in Goose Creek since 1991.  In 1999, Dr. Kerwin also started consulting with Trident Technical College assisting in developing a Veterinary Technology Program, and now he is also a full-time faculty member and program coordinator with the college.  He is active in local, state, and national veterinary and educational associations.

Tanya D. Robinson, 54, is a resident of Summerville. Mrs. Robinson graduated from Brigham Young University with a B.A. in Communications. She works part-time for Dorchester District Two Schools as a Public Information Specialist. Mrs. Robinson presently serves as South Carolina’s Art Chairman for the Congress of Parents and Teachers. She was elected for the 2007-2009 term to the State PTA Board of Directors where she oversees art programs throughout South Carolina. She was elected District President for Dorchester and Colleton County Schools in 2002, which took her into 21 schools to organize and train PTA personnel. Mrs. Robinson is a member of the Junior League of Summerville where she served as the Community Service Chairman overseeing services to 25 local agencies. She presently serves in the Presidency of the Charleston area Women’s Organization of the Church of Jesus Christ of Latter Day Saints. For the past four years, she has chaired the Trident United Way for Dorchester District Two Schools.

J. Louis Grant, 61, is a native of Andrews, South Carolina.  Mr. Grant obtained his B.S. degree in Business Administration from The Citadel in 1972 and obtained his Certified Public Accountant Certificate in 1974.  He currently serves as the chief executive officer and president of Robinson Grant & Co., P.A., Certified Public Accountants, where he has practiced since 1982.  Robinson Grant & Co., P.A. is the largest locally owned CPA firm in Beaufort County, SC.  He is a member of the American Institute of CPA’s, the S.C. Association of CPA’s, as well as a number of other professional and civic organizations in the Hilton Head Island area.  He is an active member of St. Paul United Methodist Church.

John W. Gandy, CPA, 54, is a native of Myrtle Beach, SC.  Mr. Gandy graduated from Wofford College in 1976 and obtained an MBA from the Babcock Graduate School of Management at Wake Forest University in 1978.  Mr. Gandy has been the owner of Gandy CPA Group, LLC since January of 2000.  He began his career in the audit division of Arthur Andersen & Co., a former “Big Eight” international accounting firm. In 1980, he returned home to Myrtle Beach where he spent the next 16 years working with the Jackson Companies, a diversified group of companies in resort tourism, golf, rental management and real estate development. Beginning in 1996, interest in new ventures moved John to go into the consulting business. Over the next 4 years, he was involved in numerous financial transactions and planning for real estate developments, golf courses, vacation destination marketing, and private placements for several small and start-up companies.  He is currently a partner or shareholder in Moonraker Hospitality Management Group, LLC, Coastal Hotel Properties, LLC, Hospitality Lodging, Inc., Coastal Direct, LLC (a design, printing and mailing operation), Office Developers, LLC, and various real estate related investments.  He is active in a number of civic, professional and church activities in the Myrtle Beach area.

Mary V. Propes, 55, is a native of Kentucky.  Ms. Propes has served as chief executive officer of MVP Group International, Inc., MVP Natural Stone, and MVP Textiles & Apparel, since 1998. She entered the workforce in 1984 as a Chamber of Commerce Director in Graves County, Kentucky.  Throughout her career, she was very successful in recruiting large industrial companies in the towns and cities she served.  She is an active member and also serves on the board of trustees for Seacoast Church. In addition, she serves on the boards of numerous companies and organizations, both domestically and abroad.

Set forth below is information about each of our company’s and bank’s other directors and executive officers.  Each of the following directors has been a director of our company since our formation in 2002 and is also a director of our bank, except for Larry W. Tarleton who began to serve as a director of our bank and our company in 2006.

Alan D. Clemmons, 49, is a native of Myrtle Beach, South Carolina.  He graduated in 1982 from Coastal Carolina University’s School of Business Administration.  He received his Juris Doctorate in 1989 from Hamline University of Saint Paul, Minnesota.  Mr. Clemmons is engaged in the practice of law with an emphasis on real estate and development with the Clemmons Law Firm, LLC. Mr. Clemmons is national committeeman representing the Pee Dee Area Council of the Boy Scouts of America.  He has served as a volunteer to the Boy Scouts of America for over 25 years and has served in positions ranging from scoutmaster to counsel president.  He served as a volunteer to the Maya Indians from 1978 to 1980 as a lay Christian Services Missionary in Southern Mexico with The Church of Jesus Christ of Latter-day Saints.  Mr. Clemmons is a past member of the Horry County Planning Commission and ex-oficio member of the Myrtle Beach Planning Commission.  Mr. Clemmons was an officer of the Horry County Republican Party for many years, and served as chairman from 1997 through 2000.  He was elected from the First Congressional District as a Delegate to the 2000 Republican National Convention.  He was also elected from the First Congressional District as an Alternate Delegate to the 2004 Republican National Convention.  Mr. Clemmons was elected as a member of the South Carolina House of Representatives in 2001.  He is past chairman of the House Freshman Caucus, Election Laws Subcommittee Chairman of the House Judiciary Committee and secretary/treasurer of the House Republican Caucus. His legislative and community service has resulted in recognition by various entities, including: Legislator of the Year, 2006, by the South Carolina Association of Realtors; Legislator of the Year, 2005, by the Association of Drug Stores; Special Legislative Commendation, 2004, by the South Carolina Silver Haired Legislature; and Distinguished Alumnus of the Year, 2004, by Coastal Carolina University.  Mr. Clemmons also serves as chairman of the Interstate 73 Corridor Association.

Robert E. (Chip) Coffee, Jr., 60, has served as a director and the president and chief executive officer of our company and our bank since February of 2003.  Mr. Coffee is a native of Camden, South Carolina.  Mr. Coffee graduated from The Citadel in 1970 with a B.S. in Business Administration.  He began his banking career in the Management Training program with South Carolina National Bank in 1970.  Mr. Coffee furthered his banking education and graduated from The Stonier Graduate School of Banking at Rutgers University in 1978 and The National Commercial Lending Graduate School at the University of Oklahoma, with distinction, in 1982.  In 1980, he joined the Bank of Beaufort and began the community banking phase of his career.  Between 1982 and 1985, Mr. Coffee worked with the Bank of Hartsville and managed the commercial loan portfolio of that bank.  In 1986, he was part of a group of investors who founded 1ST Atlantic Bank in Little River, South Carolina.  Mr. Coffee served as president, chief executive officer, and was a director until 1ST Atlantic merged with Anchor Bank in December of 1993.  He became executive vice president and chief administrative officer and was a director of Anchor Bank, operating in that capacity until Anchor Bank merged with The South Financial Group in April of 2000.  Including his stint in Beaufort, Mr. Coffee has been involved in banking along South Carolina’s coast for over 25 years.  Mr. Coffee has served on numerous boards and professional organizations including The South Carolina Bankers Association, Chairman of the South Carolina Bankers’ School, The Citizens Advisory Council of the Hollings Cancer Center, The South Carolina Coastal Conservation League, DeBordieu Club, and The South Carolina State Board of Financial Institutions from 1992 until 2000.

Barry I. Kalinsky, 47, is our chairman of the board.  Mr. Kalinsky is a Charleston native and the vice president of Bob Ellis Shoes, a specialty shoe store which started in 1950 and now has locations in Charleston, Charlotte, and Atlanta.  Mr. Kalinsky is also a partner in Jacomo, LLC, the operating company for Bob Ellis Shoes in Charlotte.  Mr. Kalinsky graduated from George Washington University in 1982 with a B.A. degree in Political Science.  He received his Juris Doctorate degree from the University of South Carolina in 1985 and was admitted to the South Carolina Bar that same year.  From 1985 until 1990, he was engaged in the practice of law.  Since 1991, Mr. Kalinsky has worked with his family in Bob Ellis Shoes and handles the operation of the Charleston and Charlotte stores.  He is a member of the South Carolina Bar.  Mr. Kalinsky has served on the boards of the Charleston Symphony Orchestra, Synagogue Emanuel, and the Charleston Jewish Federation.  He has also served on the city of Charleston’s Downtown Business Revitalization Commission.  Mr. Kalinsky is serving on the board of the Spoleto Festival.

Larry W. Tarleton, 64, is a native of Wadesboro, North Carolina and a graduate of the University of North Carolina in Chapel Hill. He currently serves as the publisher for The Post and Courier, South Carolina’s second largest newspaper, where he has worked since 1988, including as editor for 10 years prior to being named publisher.

He is very active in community affairs and currently serves as Vice President of Finance for the Coastal Carolina chapter of the Boy Scouts of America. He is past president of the Country Club of Charleston, and past chairman of the Trident United Way. Mr. Tarleton is a member of the Carolina Yacht Club and the Harbour Club.

John N. Cagle, III, DMD, 49, has been a resident of Mount Pleasant since 1979.  Dr. Cagle graduated from Clemson University with Honors in 1979, with a B.S. in Zoology.  In 1983, Dr. Cagle received his Doctorate of Dental Medicine from the Medical University of South Carolina, College of Dental Medicine in Charleston, South Carolina.  He is a member of the American Dental Association as well as various local and state dental groups.  He has had an established dental practice in the Charleston area since 1983.  Dr. Cagle is active in offshore sport fishing having obtained his U.S. Coast Guard master license in 1985.  He is a member of the Mount Pleasant Presbyterian Church and a proud sponsor of local athletics East of the Cooper.

Richard L. Granger, 56, is a native of Columbia, South Carolina.  Mr. Granger graduated from Gardner-Webb University in 1973 with a B.S. degree in Liberal Arts Pre-law.  He is president of R. Granger Development, Inc. which develops land for commercial and residential use.  He is also a licensed real estate broker in South Carolina with an emphasis in commercial real estate and land sales.  Mr. Granger formed R. Granger Development, Inc. in 2001 after a successful 26 year career as a mortgage banker.  He founded Granger-O’Harra Mortgage in 1984 in Florence, South Carolina with partner, Robert S. O’Harra.  In 1995, Mr. Granger and his partner sold the mortgage business to a local community bank holding company, and Mr. Granger continued to work in the mortgage business as president and chief executive officer under its new name, Coastal Federal Mortgage, Inc. until he began R. Granger Development, Inc.  He currently serves on the Board of Trustees of the McLeod Foundation in affiliation with McLeod Health, a regional hospital serving the Pee Dee region of South Carolina.  He has served as chairman, and is currently co-chairman, of the McLeod Children’s Hospital Board of Advisors.  Mr. Granger serves on the Executive Committee of the Foundation Board and previously served as Assistant Treasurer.  Mr. Granger is also a member of DeBordieu Club.

Morris Kalinsky, 83, has been a resident of Charleston since 1949.  Mr. Kalinsky graduated from the University of Georgia in 1945 with a B.S. degree in Chemistry.  Since 1950, Mr. Kalinsky has been the owner of Bob Ellis Shoes, a specialty shoe store with locations in Charleston, Charlotte, and Atlanta.  In 1992, he received Retailer of the Year from the Italian Footwear Association.  He was also given The Man of the Year award by the National Association of Footwear in 1992 and was inducted into the Fashion Hall of Fame in 2000.  Mr. Kalinsky has served on the Charleston Symphony Orchestra board of directors since 1994.  He is chairman of the Jewish Federation Board and was named Man of the Year by the local Federation Board.  He is currently on the Cardiology Board at the Medical University of South Carolina.  He also serves on the board of directors of Emanuel Synagogue.

John T. Parker, Jr., 44, has been a resident of Mount Pleasant since 1986. Mr. Parker graduated from Emory at Oxford in 1984 with an Associate of Arts degree, and subsequently graduated from Emory University in 1986 with a B.A. degree in Psychology. He worked at Georgia Mental Health in Atlanta before returning to Charleston to join Parker Marine Contracting Corporation, a family owned business that manufactures, builds, and installs concrete foundation pile, bridges, deep foundations, marine utilities, and other construction services. He has been the vice president of Parker Marine for 14 years. Mr. Parker was the 2000-2002 president of the American Subcontractors Association (ASA), Charleston Chapter and he is past vice president and president of the board of directors for ASA of North and South Carolina. At present, he is on the Board of Directors for ASAC.  Mr. Parker currently serves on the Scholarship Golf Tournament and Education Committees for ASA. Also, Mr. Parker serves as president of the Board of Directors for the Pile Driving Contractors Association of South Carolina and is a national PDCA board member.  He is a member of St. Andrews Episcopal Church in Mount Pleasant.

Additional information is set forth below regarding other officers of our company and our bank:

Alan W. Jackson, CPA, 46, serves as executive vice president and chief financial officer of our company and our bank.  Mr. Jackson graduated from West Virginia Wesleyan College in 1983 with a B.A. degree in Accounting and received a Master of Accountancy from Virginia Polytechnic Institute in 1985.  Mr. Jackson furthered his banking education and graduated from the Graduate School of Banking at Colorado at the University of Colorado in 1997.  Mr. Jackson began his involvement in community banking in 1984 as an auditor with KPMG.

From 1988 to 1991, Mr. Jackson was employed by Security Bank and Trust Co., Salisbury, North Carolina.  Mr. Jackson joined Community Bank and Trust Co. in Marion, North Carolina in 1991 and served as the chief financial officer until it merged with Carolina First Bancshares in 1998.  At the time of the merger, Mr. Jackson joined a group of investors who founded High Country Bank in Boone, North Carolina.  Mr. Jackson served as the chief financial officer and chief operations officer to High Country Bank from 1998 to 2002.  From 2002 until joining us in May 2003, Mr. Jackson had a consulting practice serving community banks in the areas of asset liability management, operations, technology, financial reporting and budgeting.

Thomas H. Lyles, 58, serves as executive vice president and chief administrative officer of our company.  Mr. Lyles is a graduate of Wofford College, The School of Bank Operations at the University of Wisconsin, and he has an MBA from The University of South Carolina.  He was retired from 2006 until joining our bank in April of 2007.    Mr. Lyles has over 32 years of banking experience.  He served as the President, COO and a director of Peoples Community Bank in Aiken, South Carolina from 2001 until its sale to First Citizens Corporation in 2005.  From 1989 until 2001, Mr. Lyles served in various capacities for Carolina Southern Bank in Spartanburg, South Carolina, including Executive Vice President, CFO, COO and director until Carolina Southern Bank’s sale to Synovus Corporation.  From 1973 until 1989, he held various positions with Bankers Trust of SC/Bank of America.  Mr. Lyles is also a member of the Rotary Club of Charleston.

Robert H. (Bobby) Mathewes, Jr., 41, has served as executive vice president and senior commercial banker since our formation. Mr. Mathewes grew up in Mount Pleasant and graduated from the University of South Carolina in 1988 with a B.S. degree in Finance.  He is also a graduate of the South Carolina Bankers School.  Mr. Mathewes graduated from Leadership Charleston in 1999.  He has 17 years of banking experience, 14 of which have been spent in Charleston. He has also held positions with NationsBank, SouthTrust Bank and BB&T. Mr. Mathewes started his banking career with C&S Bank in Charleston in 1990.  He worked outside of the Charleston area from 1993 until his return in 1997.  Mr. Mathewes has been involved in Junior Achievement, Jaycees, and the Chamber of Commerce.  He coached little league soccer and baseball through the recreational department in Mount Pleasant.  He is an active member of Seacoast Church.

Milon C. Smith, 57, has served as executive vice president and chief credit officer of our company and our bank since October 2005. Mr. Smith graduated from the University of South Carolina in 1972 with a B.S. degree in Banking and Finance. Mr. Smith furthered his banking education and attended continuing education classes through RMA, University of Oklahoma and BAI.  Mr. Smith began his involvement in community banking in 1973 as a management trainee at Bankers Trust of South Carolina.  Mr. Smith spent 28 years, of his 34 years in banking, at Bank of America, or its predecessor banks, as a commercial lending officer, credit risk officer and credit products officer.   From 2002 to 2005, Mr. Smith served as chief credit risk officer of People’s Community Bank of South Carolina in Aiken, South Carolina. Mr. Smith has been involved in the Columbia, Charleston and South Carolina state boards for community schools. He currently serves on the South Carolina Medical Malpractice Compensation Board.

Family Relationships.  Morris Kalinsky is the father of Barry Kalinsky.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Attendance at Board, Committee, and Annual Shareholders’ Meetings

During the year ended December 31, 2007, the board of directors of the company held 12 meetings and the board of directors of the bank held 12 meetings.  All of the directors of our company and our bank attended at least 75% of the aggregate of the board meetings and committee meetings on which such board members served during this period.

We have adopted a set of corporate governance principles which states that each director is expected to attend all annual shareholders’ meeting absent unusual or extenuating circumstances.  All 11 of the directors who were on the board at that time attended the 2007 annual meeting.

Independence

Our board of directors has determined that Michael W. Burrell, John N. Cagle, III, Alan D. Clemmons, John W. Gandy, Richard L. Granger, J. Louis Grant, Barry I. Kalinsky, Morris Kalinsky, Paul J. Kerwin, John T. Parker, Jr., Mary V. Propes, Tanya D. Robinson, and Larry W. Tarleton are “independent” directors, based upon the independence criteria set forth in the corporate governance listing standards of the NASD and the The NASDAQ Stock Market, the exchange that we selected in order to determine whether its directors and committee members meet the independence criteria of a national securities exchange, as required by Item 407(a) of Regulation S-B.

Board Committees

Our board of directors has appointed a number of committees, including an audit committee, compensation committee, and nominating committee.

Audit Committee

The audit committee is composed of five independent directors, Michael W. Burrell, John W. Gandy, Richard L. Granger, John T. Parker, Jr., and Tanya D. Robinson.  The audit committee, which met five times in 2007, has the responsibility of reviewing the company’s financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed.  The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses.  Operating under a written charter, which is available on our website, www.tidelandsbank.com, under “Investment Information,” the committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts.  The audit committee reports its findings to the board of directors.

Nominating Committee

Our nominating committee is currently composed of Messrs. Barry Kalinsky, Cagle, Kerwin, and Tarleton  All of these members are considered “independent” as contemplated in the listing standards of the NASD and The NASDAQ Stock Market.  The nominating committee recommends nominees for election to our board.  We adopted a formal nominating committee charter in February 2005, which is which is available on our website, www.tidelandsbank.com, under “Investment Information.”  The nominating committee met one time in 2007.

Our nominating committee will consider director candidates recommended by shareholders who submit nominations in accordance with our bylaws.  Shareholders must deliver nominations in writing to the secretary of the company no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, seven days after notice of the special meeting is given to shareholder.  Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (“SEC”), had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the company if so elected.  The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

In evaluating such recommendations, the nominating committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our board of directors.  Under these criteria, members of the board of directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards.  They should have broad experience at the policy-making level in business, government, education, technology or public interest.  They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.  Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties.  Each director must represent the interests of our shareholders.

Our nominating committee uses a variety of methods for identifying and evaluating nominees for director.  They regularly assess the appropriate size of the board of directors, and whether any vacancies are expected due to retirement or otherwise.  If vacancies are anticipated, or otherwise arise, the board considers various potential candidates for director.  Candidates may come to their attention through current members of the board, shareholders, or other persons.  These candidates are evaluated at regular or special meetings of the board, and may be considered at any point during the year.  The nominating committee considers properly submitted shareholder recommendations for candidates.  In evaluating such recommendations, the board uses the qualifications and standards discussed above and seeks to achieve a balance of experience, skills, and background on the board of directors.

The company does not pay a third party to assist in identifying and evaluating candidates.

Compensation Committee

Our board appointed a compensation committee in February 2005 that is currently composed of Messrs. Clemmons, Barry Kalinsky, Morris Kalinsky, Tarleton and Burrell and Ms. Propes.  Each member is considered “independent” as contemplated in the listing standards of the NASD and The NASDAQ Stock Market.  The compensation committee charter is which is available on our website, www.tidelandsbank.com, under “Investment Information.”  The compensation committee reviews all benefit plans and the specific compensation for all executive officers.  We have adopted a formal compensation committee charter.  The committee met three times during 2007.  The compensation committee may form and delegate authority to subcommittees as it deems appropriate, though it has not formed or delegated authority to any such subcommittee to date. The compensation committee evaluates the performance of and makes compensation recommendations to the board of directors with respect to our chief executive officer and, with input from our chief executive officer, evaluates the performance of and makes recommendations to the board of directors with respect to the compensation of our other executive officers.  In 2006, the compensation committee engaged Dr. Timothy W. Koch to provide an analysis of our executive officer compensation as compared to other high performing peer bank holding companies and to provide guidance to our board regarding our executive officer compensation.

Code of Ethics

We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interests and providing full, accurate, and timely disclosure to the public.

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  A copy of this Code of Ethics is available without charge to shareholders upon request to our chief financial officer, Alan W. Jackson, at Tidelands Bancshares, Inc., 875 Lowcountry Boulevard, Mt. Pleasant, South Carolina 29464.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

The following table shows the compensation we paid for the year ended December 31, 2007 to our chief executive officer and each of the other four most highly compensated executive officers who were serving as executive officers at the end of 2007.  For a description of the employment agreements entered into between the company and Messrs. Coffee, Jackson, Mathewes, and Smith, please see the discussion below entitled “Employment Agreements.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)

Robert E. Coffee, Jr.	2007	$250,000	$22,500	$—	$70,291	$25,967	(3)	$368,758
President/Chief Executive Officer	2006	225,000	94,500	—	14,096	27,213		360,809

Alan W. Jackson	2007	200,000	18,000	—	55,226	22,974	(4)	296,200
Chief Financial Officer/Executive Vice President	2006	174,996	63,000	—	16,245	32,045		286,286

Thomas H. Lyles	2007	117,340	15,750	—	32,701	43,142	(5)	208,933
Chief Administrative Officer/Executive Vice President	2006	—	—	—	—	—		—

Robert H. Mathewes, Jr.	2007	182,500	16,425	—	55,226	23,460	(6)	277,611
Senior Commercial Banker/Executive Vice President	2006	174,996	63,000	—	16,245	28,205		282,446

Milon C. Smith	2007	185,000	16,650	—	41,960	19,852	(7)	263,462
Chief Credit Officer/Executive Vice President	2006	125,000	47,000	—	13,803	14,561		200,364

(1)   These amounts represent the dollar amount of bonus accrued for as of December 31, 2007 and paid January 15, 2008.

(2)   These amounts represent the dollar amount of compensation cost recognized during 2007 based on the grant date fair value of the Named Executive Officer’s option awards in accordance with SFAS 123R. See Note 21 to the audited consolidated financial statements included in our Annual Report on Form 10-KSB filed on March 28, 2008 for the assumptions used in determining compensation cost on stock awards granted in accordance with SFAS 123R.

(3)   Includes club dues and related fees of $7,458, car allowance of $2,990, insurance of $9,778, the dollar value of term insurance premiums paid by, or on behalf of Mr. Coffee of $3,240 and 401(k) match of $2,501.

(4)   Includes club dues and related fees of $3,960, car allowance of $3,361, insurance of $11,771, the dollar value of term insurance premiums paid by, or on behalf of Mr. Jackson of $880 and 401(k) match of $3,002.

(5)   Includes club dues and related fees of $896, car allowance of $6,128, insurance of $6,519, relocation expenses of $28,943 and 401(k) match of $656.

(6)   Includes club dues and related fees of $5,958, car allowance of $1,540, insurance of $8,546, the dollar value of term insurance premiums paid by, or on behalf of Mr. Mathewes of $5,590 and 401(k) match of $1,826.

(7)   Includes car allowance of $12,000, insurance of $4,956 and 401(k) match of $2,896.

The following table sets forth the equity compensation plan information at December 31, 2007.

Outstanding Equity Awards at Fiscal Year End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($ )	Grant Date	Option Expiration Date

Robert E. Coffee, Jr.	33,095	—	$8.80	07/12/2004	07/12/2014
	1,500	—	$10.00	12/19/2005	12/19/2015
	2,500	—	$14.92	12/20/2006	12/20/2016
	5,680	22,720	$14.92	12/20/2006	12/20/2016
	—	20,000	$9.51	12/18/2007	12/18/2017

Alan W. Jackson	25,849	6,462	$8.80	07/12/2004	07/12/2014
	1,500	—	$10.00	12/19/2005	12/19/2015
	4,120	16,480	$14.92	12/20/2006	12/20/2016
	—	20,000	$9.51	12/18/2007	12/18/2017

Thomas H. Lyles	—	20,000	$13.11	05/21/2007	05/21/2017
	—	20,000	$9.51	12/18/2007	12/18/2017

Robert H. Mathewes, Jr.	25,849	6,462	$8.80	07/12/2004	07/12/2014
	1,500	—	$10.00	12/19/2005	12/19/2015
	4,120	16,480	$14.92	12/20/2006	12/20/2016
	—	20,000	$9.51	12/18/2007	12/18/2017

Milon C. Smith	4,000	6,000	$9.88	10/31/2005	10/31/2015
	2,940	11,760	$14.92	12/20/2006	12/20/2016
	—	20,000	$9.51	12/18/2007	12/18/2017

(1)

These options vests at 20% each year, beginning on the first anniversary of the grant date with the exception of Robert E. Coffee, Jr. options granted December 20, 2006 in the amount of 2,500 vested 50% in 2006 and 50% in 2007.

Employment Agreements

We have entered into employment agreements with Mr. Coffee to serve as the president and chief executive officer of the company and the bank, Mr. Jackson to serve as executive vice president and chief financial officer of the company and the bank, Mr. Mathewes to serve as the executive vice president and senior commercial banker for the bank, and Mr. Smith to serve as the executive vice president and chief credit officer for the bank.  Messrs. Coffee, Jackson, Mathewes and Smith are entitled in 2008 to receive annual base salaries of $260,000, $208,000, $189,800 and $192,400, respectively. Compensation is reviewed annually by the board of directors and may be increased from time to time based on the board’s recommendation.  Each executive is also entitled to receive cash bonuses based upon achievement criteria established by the board of directors and to participate in all of our retirement, welfare, and other benefit programs.  The executives are also entitled to country club dues and automobile allowances.

Each agreement has a term of three years, which is extended automatically at the end of each day for an additional day so that the remaining term continues to be three years.  If we terminate the employment agreements for Messrs. Coffee, Jackson, Mathewes or Smith without cause, or if Messrs. Coffee, Jackson, Mathewes or Smith terminate their agreement for good reason following a change of control or within the 90-day period beginning on the one year anniversary of a change in control, they will be entitled to severance in an amount equal to 100% of their then current monthly base salary each month for the remaining term under the agreement, plus any bonus which may have been earned or accrued through the date of termination (including any amounts awarded for previous years but which were not yet vested) and a pro rata share of any bonus with respect to the current fiscal year which may have been earned as of the date of termination.

During this employment and for a period of 12 months thereafter, Mr. Coffee may not, subject to limited exceptions, (a) compete with us by forming, serving as an organizer, director, or officer of, or acquiring or maintaining greater than a 1% passive ownership interest in, a depository financial institution or holding company of a depository financial institution, if the depository institution or holding company has one or more offices or branches within our territory, (b) solicit our customers for a competing business, or (c) solicit our employees for a competing business.  Messrs. Jackson and Mathewes are subject to identical restrictive covenants except that the restricted period for Mr. Jackson with respect to clauses (b) and (c) is 24 months, and the restricted period for Mr. Mathewes with respect to clauses (a), (b), and (c) is 24 months. Mr. Smith is subject to identical restrictive covenants except that the restricted period for Mr. Smith with respect to clauses (b) and (c) is 12 months.

Notwithstanding the foregoing, each executive may serve as an officer of or consultant to a depository institution or holding company therefore with offices in the restricted territory, if such employment does not involve the restricted territory.

We anticipate entering into an employment agreement with Mr. Lyles.

Director Compensation

Our bylaws permit our directors to receive reasonable compensation as determined by a resolution of the board of directors.  Pursuant to our bylaws, we began compensating our directors in May of 2007.  The amounts shown in the Option Awards column below represent the amount of expense we recognized for accounting purposes in 2007 associated with vesting of options previously granted to directors.  Compensation information with respect to our president and chief executive officer, Robert E. Coffee, Jr., who is also a director, is set forth above rather than in the table below.  We pay our non-employee directors a fee of $500 for each board meeting attended $250 for each committee meeting attended, we pay the chairman of the board of directors an additional chairman fee of $250 for each board meeting attended.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Michael W. Burrell	5,500	3,291	—	—	—	8,791
John N. Cagle, III, MD	6,500	3,291	—	—	—	9,791
Alan D. Clemmons	4,250	3,291	—	—	—	7,541
John W. Gandy	1,000	126	—	—	190	1,316
Richard L. Granger	4,750	3,291	—	—	550	8,591
J. Louis Grant	1,000	126	—	—	155	1,281
Barry I. Kalinsky	11,250	3,291	—	—	—	14,541
Morris Kalinsky	4,750	3,291	—	—	—	8,041
Paul J. Kerwin, DVM	9,250	3,291	—	—	—	12,541
John T. Parker, Jr.	7,500	3,291	—	—	—	10,791
Mary V. Propes	1,000	126	—	—	—	1,126
Tanya D. Robinson	4,750	3,291	—	—	—	8,041
Larry W. Tarleton	7,500	3,291	—	—	—	10,791

(1)

These amounts represent the dollar amount of expense recognized during 2007 based on the grant date fair value of the non-executive directors’ option awards in accordance with SFAS 123R. See Note 21 to the audited consolidated financial statements included in our Annual Report on Form 10-KSB filed on March 28, 2008 for the assumptions used in determining expense on option awards granted in accordance with SFAS 123R.

(2)	These amounts represent the dollar amount paid to directors for mileage reimbursement.

Options outstanding as of December 31, 2007 for our non-executive directors were as follows:

Name	Options Outstanding as of 12/31/2007
Michael W. Burrell	3,500
John N. Cagle, III, DMD	11,250
Alan D. Clemmons	6,972
John W. Gandy	1,000
Richard L. Granger	3,501
J. Louis Grant	1,000
Barry I. Kalinsky	5,000
Morris Kalinsky	6,389
Paul J. Kerwin, DVM	13,332
John T. Parker, Jr.	9,166
Mary V. Propes	1,000
Tanya D. Robinson	8,366
Larry W. Tarleton	3,400

Equity Compensation Plan Information

The following table sets forth the equity compensation plan information at December 31, 2007.  All option information has been adjusted to reflect all prior stock splits and dividends.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (c) (excluding securities reflected in column(a))

Equity compensation plans approved by security holders (1)	708,320	$11.44	73,687

Equity compensation plans not approved by security holders	—	—	—

Total	708,320	$11.44	73,687

(1)     The number of shares available for issuance under our 2004 Stock Incentive Plan automatically increases each time we issue additional shares of stock so that the total number of shares issuable under the plan at all times equal 20% of the then outstanding shares of stock.  Each of our organizers received an option to purchase one share of common stock for $8.80 per share for every three shares they purchased in our initial public offering, up to a maximum of 12,500 shares per organizer, and the issuance of options was ratified by our shareholders.

PROPOSAL NO. 2:

AMEND OUR ARTICLES OF INCORPORATION TO PHASE-OUT

THE CLASSIFIED BOARD OF DIRECTORS STRUCTURE

Summary of Proposed Amendments

We are seeking shareholder approval to amend our Articles of Incorporation to phase-out our classified board structure.

Our Articles of Incorporation currently provide that whenever the board consists of six or more persons, it will be divided into three classes, which are elected to staggered, three-year terms. We are proposing an amendment to our Articles of Incorporation which would phase-out this classified board structure by the 2011 annual meeting. Appendix A shows the proposed changes to Article 8 of the Articles of Incorporation resulting from the proposed amendment, with deletions indicated by strike-outs and additions indicated by underlining.

The effect of this amendment would be that at the 2008 annual meeting of shareholders, the Class II directors will be elected for a three-year term; at the 2009 annual meeting of shareholders, the Class III directors would be elected for a two-year term; and at the 2010 annual meeting of shareholders, the Class I directors would be elected for a one-year term. Going forward from that point, the entire board would be elected to one-year terms, thereby eliminating its current classified board structure.

If Proposal No. 2 is approved by the shareholders, the board of directors intends to make corresponding amendment to our bylaws relating to the phase-out our classified board structure.

Vote Required

The adoption of this proposed amendment phasing out our classified board structure requires the affirmative vote of holders of two-thirds of our common stock outstanding on the record date. Abstentions and broker non-votes will count as votes against the proposal.

Rationale and Recommendation

In light of current investor expectations regarding corporate governance, the board has recently reconsidered the merits of retaining a classified board.  In conducting its evaluation, the board considered that the general purposes of the classified board are to promote stability and continuity in the work of the board and provide the board with a greater opportunity to protect the interests of shareholders in the event of an unsolicited takeover offer.  The board considered recent corporate governance trends towards annual election of directors, as well as the view of many corporate governance experts and institutional shareholders that a classified board has the effect of insulating directors from a corporation’s shareholders.  The board, after careful consideration, has determined that it is appropriate to propose declassifying the board over a phase in period, commencing with the 2008 annual meeting. In addition, the board of directors recommends a vote “FOR” this amendment to our Articles of Incorporation.

AUDIT COMMITTEE MATTERS

Our audit committee is composed of five independent directors and operates under a written charter adopted by the board in February 2005.  The board of directors has determined that Mr. Michael W. Burrell, Mr. John W. Gandy, Mr. Richard L. Granger, Mr. John T. Parker, Jr., and Ms. Tanya D. Robinson, are independent, as contemplated in the listing standards of the NASD and The NASDAQ Stock Market.  John W. Gandy was approved as an “audit committee financial expert” as defined under the rules of the SEC.  As a relatively small public company, it is difficult to identify potential qualified candidates that are willing to serve on our board and otherwise meet our requirements for service.  The board has determined that each member is fully qualified to monitor the performance of management, the public disclosures by the company of its financial condition and performance, our internal accounting operations, and our independent auditors.

Report of the Audit Committee of the Board

The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

The audit committee has reviewed and discussed with management the audited financial statements.  The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61.  The audit committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and has discussed with the independent auditors the independent auditors’ independence from the company and its management.  In reliance on the reviews and discussions referred to above, the audit committee recommended to the company’s board of directors that the audited financial statements be included in the company’s Annual Report and referenced on SEC Form 10-KSB for the fiscal year ended December 31, 2007 for filing with the SEC.

The report of the audit committee is included herein at the direction of its members, Mr. Michael W. Burrell, Mr. John W. Gandy, Mr. Richard L. Granger, Mr. John T. Parker, Jr., and Ms. Tanya D. Robinson.

Auditing and Related Fees

Independent Auditors

We have selected the firm of Elliott Davis, LLC to serve as our independent auditors for the year ending December 31, 2007.  We expect that a representative from this firm will be present and available to answer appropriate questions at the annual meeting and will have an opportunity to make a statement if he or she desires to do so.

Audit Fees

The following table shows the fees that we paid for services performed in fiscal years ended December 31, 2007 and 2006:

	Year Ended December 31, 2007	Year Ended December 31, 2006

Audit Fees	$63,100	$73,900
Audit-Related Fees	—	360
Tax Fees	5,215	3,450
All Other Fees	475	475

Total	$68,790	$78,185

Audit Fees.  This category includes the aggregate fees billed or to be billed for each of the last two fiscal years for professional services rendered by Elliott Davis, LLC for the audit of our annual financial statements and for reviews of the condensed financial statements included in our quarterly reports on Form 10-QSB.

Audit-Related Fees.  This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2007 and 2006.  No such services were rendered during 2007. The 2006 fees are for discussions on alternatives developed by management for accomplishing their assessment of internal controls.

Tax Fees.  This category includes the aggregate fees billed or to be billed for tax services rendered by Elliott Davis, LLC for the fiscal years ended December 31, 2007 and 2006. These services include preparation of state and federal tax returns for the Company and its subsidiary.

All Other Fees.  This category includes the aggregate fees billed for all other services, exclusive of the fees disclosed above, rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2007 and 2006. Other fees include fees for preparation of Form 5500.

Oversight of Accountants; Approval of Accounting Fees.

Under the provisions of its charter, the audit committee is responsible for the appointment, compensation, retention, and oversight of the work of the independent auditors.  The charter provides that the audit committee must pre-approve the fees paid for the audit.  The audit committee has delegated approval of non-audit services and fees to the chairman of the audit committee provided that the estimated fee for any such proposed service does not exceed $15,000.  The chairman is required to report such pre-approval decisions to the full audit committee at the next scheduled meeting.  The policy specifically prohibits certain non-audit services that are prohibited by securities laws from being provided by an independent auditor.

All of the accounting services and fees reflected in the table above were reviewed and approved by the audit committee, and none of the services were performed by individuals who were not employees of the independent auditor.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

General

The following table shows owners of more than 5% of our outstanding common stock, as of March 21, 2008:

Name and Address	Number of Shares Owned	Right to Acquire	Percentage of Beneficial Ownership
Financial Stocks Capital Partners LP (1)	300,000	—	7.01%
Endicott Management Company (2)	421,751	—	9.86%
Service Capital Partners LP(3)	415,000	—	9.70%
Tidelands Bancshares, Inc. (ESOP)(4)	241,916	—	5.66%
Forest Hill Capital LLC(5)	238,175	—	5.57%

(1)   441 Vine Street, Cincinnati, OH 45202

(2)   237 Park Avenue, New York, NY 10017

(3)   1700 Pacific Avenue, Suite 200, Dallas, TX 75201

(4)   875 Lowcountry Blvd, Mount Pleasant, SC 29464

(5)   100 Morgan Keegan Drive, Suite 430, Little Rock, AR 72202

The following tables show how much common stock in our company is owned by the directors, the named executive officers, and the directors and executive officers as a group.

Name	Number of Shares Owned (1)	Right to Acquire (2)	Percentage of Beneficial Ownership(3)
Michael W. Burrell	25,535	2,500	0.66%
John N. Cagle, III, DMD	52,476	10,250	1.46%
Alan D. Clemmons	46,361	5,972	1.22%
Robert E. (Chip) Coffee, Jr.	81,265	42,775	2.87%
John W. Gandy	2,325	—	0.05%
Richard L. Granger	29,481	2,501	0.75%
J. Louis Grant	1,000	—	0.02%
Alan W. Jackson, CPA	8,009	31,469	0.92%
Barry I. Kalinsky	17,766	4,000	0.51%
Morris Kalinsky	15,277	5,389	0.48%
Paul J. Kerwin, DVM	39,667	12,332	1.21%
Thomas H. Lyles	10,000	—	0.23%
Robert H. (Bobby) Mathewes, Jr.	7,536	31,469	0.91%
John T. Parker, Jr.	29,867	8,166	0.89%
Mary V. Propes	4,500	—	0.11%
Tanya D. Robinson	11,300	7,366	0.44%
Milon C. Smith	4,800	6,940	0.27%
Larry W. Tarleton	15,600	2,400	0.42%

Executive officers and directors as a group (18 persons)	402,765	173,529	12.95%

(1)     Includes shares for which the named person has sole voting and investment power, has shared voting and investment power, or holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)     Includes shares that may be acquired within the next 60 days of March 21, 2008 by exercising vested stock options but does not include any unvested stock options.

(3)     For each individual, this percentage is determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants.  For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.  The calculations are based on 4,277,176 shares of common stock outstanding on March 21, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Interests of Management and Others in Certain Transactions

We make loans and enter into other transactions in the ordinary course of business with our directors and officers and their affiliates.  As of December 31, 2007, these borrowings totaled $15.9 million.  It is our policy that these loans and other transactions be on substantially the same terms (including price or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.  We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us.  Loans to individual directors and officers must also comply with our lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application.  Our policy is that all of our transactions with our affiliates will be on terms no less favorable to us than could be obtained from an unaffiliated third party and will be approved by a majority of disinterested directors.

Director John W. Gandy is a 50% partner in Office Developers, LLC, which is the owner of an office building located at 1312 Professional Drive in Myrtle Beach, SC in which Tidelands Bank is a tenant and is leasing the site for a period of 20 years.  The monthly rent under the lease is $12,500 per month.

COMPLIANCE WITH THE SECURITIES EXCHANGE ACT OF 1934

As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers, and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, we believe that all such reports for these persons were filed in a timely fashion during 2007 for transactions occurring in 2007, with the exception of the following:

•                  A Form 4 was filed on April 3, 2007 to reflect the late reporting of 3,000 shares of stock purchased by Director Tarleton on March 28, 2007.

•                  A Form 4 was filed on May 24, 2007 to reflect the late reporting of stock options granted to Thomas H. Lyles on May 21, 2007.

•                  A Form 4 was filed on August 28, 2007 to reflect the late reporting of 1,000 shares of stock purchased by Director Cagle’s son on August 21, 2007.  Director Cagle’s son resided in his home at the time of the stock purchase, but Director Cagle disclaims beneficial ownership of the stock.

•                  A Form 4 was filed on November 16, 2007 to reflect Director Granger disclaiming beneficial ownership as of November 12, 2007 of stock that was originally titled showing him as custodian of stock for his two sons.

•                  A Form 5 was filed on January 31, 2008 to reflect the late reporting of 2,000 shares of stock sold in five transactions by Director Robinson on June 20, 2007 and June 22, 2007.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS

If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2009 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than December 15, 2008.  To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested.  Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must comply with our bylaws.  Proposals must be delivered between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

OTHER MATTERS

The board is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.  The cost of solicitation of proxies will be borne by the company.  In addition to solicitations by mail, directors, officers and regular employees of the company may solicit proxies personally or by telegraph or telephone without additional compensation.

Our board of directors has implemented a process for shareholders of the company to send communications to the board.  Any shareholder desiring to communicate with the board, or with specific individual directors, may do so by writing to the secretary of the company, at Tidelands Bancshares, Inc., 875 Lowcountry Boulevard, Mt. Pleasant, South Carolina 29464.  The secretary has been instructed by the board to promptly forward all such communications to the addressees indicated thereon.

April	, 2008
Mt. Pleasant, South Carolina

Appendix A

PROPOSED AMENDMENT TO TIDELANDS BANCSHARES, INC.’S

ARTICLES OF INCORPORATION

ARTICLE EIGHT

CLASSIFIED BOARD OF DIRECTORS

At the annual meeting of stockholders that is held in calendar year 2008, the Class II directors shall be elected for a term expiring at the annual meeting of stockholders that is held in calendar year 2011 and until such directors’ successors shall have been elected and qualified. At the annual meeting of stockholders that is held in calendar year 2009, the Class III directors shall be elected for a term expiring at the annual meeting of stockholders that is held in calendar year 2011 and until such directors’ successors shall have been elected and qualified.  At the annual meeting of stockholders that is held in calendar year 2010, the Class I directors shall be elected for a term expiring at the annual meeting of stockholders that is held in calendar year 2011 and until such directors’ successors shall have been elected and qualified. At each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders and until such directors’ successors shall have been elected and qualified.  Each director, except in the case of his earlier death, written resignation, retirement, disqualification or removal, shall serve for the duration of his term, and thereafter until his successor shall have been elected and qualified.

A-1

PROXY SOLICITED FOR ANNUAL MEETING

OF SHAREHOLDERS OF

TIDELANDS BANCSHARES, INC.

To be held on May 19, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Dr. Cagle as his or her true and lawful agent and proxy with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Tidelands Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at the Operations Center for Tidelands Bank located at 840 Lowcountry Blvd., Mt. Pleasant, South Carolina 29464, on May 19, 2008, at 4:00 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders, receipt of which is acknowledged.  This proxy is directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted:  (i) “for” Proposal No. 1 to elect the six identified directors to serve on the board of directors and (ii) “for” Proposal No. 2 to amend the Articles of Incorporation of Tidelands Bancshares, Inc. to phase-out the classified board of directors structure.

1.                                       PROPOSAL to elect the six identified directors.

Class I	Class II	Class III

John W. Gandy	Michael W. Burrell	Mary V. Propes
Paul J. Kerwin, DVM
Tanya D. Robinson
J. Louis Grant

☐ FOR all nominees	☐ WITHHOLD AUTHORITY	☐ AGAINST
listed (except as marked to	to vote for all nominees
the contrary)

(INSTRUCTION:	To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).

2.           PROPOSAL to amend the Articles of Incorporation of Tidelands Bancshares, Inc. to phase-out the classified board of directors structure.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Dated: , 2008	Dated: , 2008

Signature of Shareholder(s)	Signature of Shareholder(s)

Please sign exactly as name or names appear on your stock certificate.  Where more than one owner is shown on your stock certificate, each owner should sign.  Persons signing in a fiduciary or representative capacity shall give full title.  If a corporation, please sign in full corporate name by authorized officer.  If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.